                                                                   EXHIBIT 10.54

                                    AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into this 24th day of October, 2001, by THE MIIX GROUP, INCORPORATED (the "MIIX Group") and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC. (the "Underwriter"), in each case, including their respective subsidiaries, affiliates, officers, directors, agents, employees, successors and assigns (hereinafter referred to, collectively, as the "Company"), and THOMAS M. REDMAN, including his successors, assigns and estate (hereinafter referred to, collectively, as the "Executive"). The Company and the Executive are hereinafter referred to, collectively, as the "Parties."

                              W I T N E S S E T H :

     WHEREAS, the Parties have entered into an Employment Agreement, dated as of December 15, 1999 (the "Employment Agreement"), pursuant to which the Company has employed the Executive; and

     WHEREAS, the Company and the Executive have mutually agreed to the termination of the employment of the Executive under the Employment Agreement as of the Termination Date without cause; and

     WHEREAS, the Executive has been and is entitled to certain payments, benefits and distributions under the Employment Agreement as well as certain other agreements and plans (as hereinafter defined) to which the Parties are party and which the Parties hereby wish to clarify and set forth; and

     WHEREAS, the Company has agreed to pay an incentive bonus to the Executive in consideration of his continued employment with the Company through the Termination Date and the other promises and covenants of the Executive as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. TERMINATION OF EMPLOYMENT: Pursuant to Section 3.4 of the Employment Agreement, the Executive's salaried employment with the Company together with all accompanying benefits of employment shall be deemed terminated, without cause, on March 31, 2002 or on the date that the Company's year 2001 audited financial statements are completed (which is expected to be on or about March 31, 2002), whichever is later (the

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"Termination Date"). The Executive shall perform no further services for and shall have no authority to act on behalf of the Company after the Termination Date.

     The Parties acknowledge and agree that the Executive is entitled to various benefits upon termination of employment under the various benefit plans established by the Company as well as under certain agreements to which the Executive and the Company are a party which are identified on SCHEDULE 1 annexed hereto and made a part hereof. The Parties hereby restate those benefits together with any modifications thereto which the Parties have mutually agreed upon as expressly provided for in this Agreement.

     It is agreed that the Executive shall not be considered an employee of the Company after the Termination Date; accordingly, any and all benefits of employment which are not expressly provided for herein shall not accrue to the Executive after the Termination Date.

     2. PAYMENTS TO THE EXECUTIVE: Subject to the Executive's acceptance of and compliance with all of the terms and conditions set forth in this Agreement, the Company shall pay to the Executive the following payments:

     (i) Base Salary from October 17, 2001, payable by the Company in accordance with its normal payroll practices in biweekly installments, less applicable deductions, including without limitation, federal and state withholdings. The biweekly installment to be paid is based on an annual salary of $ 292,500.

     (ii) in lieu and in place of year end 2001 bonus and bonus through the Termination Date under either the Company's Bonus Incentive Plan or Long Term Incentive Equity Plan, an incentive bonus in the amount of $675,000 payable as follows:

                  (a) $375,000 to be paid to the Executive as soon as practicable after the Termination Date, less applicable deductions, including, without limitation, federal and state withholding, of which 25% (I.E., $93,750) shall be deposited by the Company in an escrow account maintained by Saiber Schlesinger Satz & Goldstein, LLC (the "Escrow Account") as soon as practicable after the execution of this Agreement and an additional 25% shall be deposited by the company in the Escrow Account on or about January 2, 2002; and

                  (b) $300,000 to be paid to the Executive in 26 equal biweekly installments in accordance with the Company's normal payroll practices commencing with the Company's normal payroll period following the Termination Date, less applicable deductions, including, without limitation, federal and state withholding.

     (iii) the amount of $46,752, representing accrued but unused vacation and personal time to which the Executive is entitled less any vacation and personal time submitted to payroll after August 31, 2001, payable by the Company as soon as practicable after the

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Termination Date, less applicable deductions, including, without limitation, federal and state withholding.

     3. BENEFITS: In addition to the foregoing payments to be made by the Company to the Executive, the Executive shall be entitled to the following:

     (i) continuation of insurance coverage for the Executive and his dependents, to the extent applicable, under the Company's standard health and life plans and programs as now or as may be in effect until the Termination Date;

     (ii) the balance of the Executive's Deferred Compensation Account under the Company's Deferred Compensation Plan, payable by the Company as soon as practicable after the Termination Date, less applicable deductions, including, without limitation, federal and state withholding;

     (iii) the amounts representing the value of the Executive's vested benefits under the Company's Pension Plan, which shall be paid out in accordance with such Plan;

     (iv) the amounts representing the value of the Executive's vested benefits under the Company's 401k Plan, which shall be paid out in accordance with such Plan and the direction of the Executive.

     4. STOCK PURCHASE AND LOAN AGREEMENTS: The Stock Purchase and Loan Agreements, dated July 29, 1999 and December 15, 1999 (the "Stock Purchase Agreements"), between the Company and the Executive are hereby amended as follows:

     (i) Section 1.9 of the Stock Purchase Agreements is amended to provide that upon the termination of the Executive's employment by the Company without cause, the Executive's obligation to pay the promissory notes executed in connection with the stock purchases which are the subject of such Stock Purchase Agreements (the "Promissory Notes") is extended, to be paid, together with accrued interest thereon, on or prior to March 31, 2007, which date shall, notwithstanding Section 1.4(a) of the Stock Purchase Agreements, be treated as the "Maturity Date" for all purposes under the Stock Purchase Agreements, and, correspondingly, the Executive's termination of employment without cause shall not be treated as an Event of Default in any place in which that term is used under the Stock Purchase Agreements;

     (ii) the Executive's obligation to pay the Promissory Notes shall be forgiven in the event of the Executive's death or total permanent disability (to be verified by a physician selected by the Company) prior to the Maturity Date; provided, however, that the Executive or his estate shall have transferred to the Company following such death or disability all right, title and interest in or to the Pledged Collateral (as defined in Section 3.1 of the Stock Purchase Agreements) or, in the event the fair market value of the Pledged Collateral exceeds the amount of principal and accrued interest owed under the Promissory Notes (the "Obligation"), the remaining Pledged Collateral, if any, with a fair market value in excess of

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the Obligation shall be promptly paid over to the Executive or his estate, as applicable, less applicable deductions, including, without limitation, federal and state withholding.

All other terms of the Stock Purchase Agreements and the Promissory Notes not inconsistent with the foregoing, shall remain in full force and effect. For purposes of this Section 4, "fair market value" shall have the meaning given such term in Section 2.15.1 or 2.15.2 of the MIIX Group, Incorporated Amended and Restated 1998 Long Term Incentive Equity Plan as in effect on October 23, 2001. As of the end of each calendar quarter, and within 10 business days of the close of such calendar quarter, the Company shall provide the Executive with a written statement showing the unpaid principal and accrued interest to date.

     5. STOCK OPTION AGREEMENTS: MIIX Group and the Executive are parties to the following Non-Qualified Stock Option Agreements (the "Stock Option Agreements"):

     (i) Option No. 4, effective July 29, 1999, granting to the Executive an option to purchase 20,000 shares of MIIX Group common stock at $13.50 per share;

     (ii) Option No. 80, effective December 15, 1999, granting to the Executive an option to purchase 10,000 shares of MIIX Group common stock at $11.90625 per share; and

     (iii) Option No. 312, effective March 7, 2001, granting to the Executive an option to purchase 50,000 shares of MIIX Group common stock at $7.45 per share.

The Stock Option Agreements are subject to various vesting schedules and Expiration Dates (as defined in the Stock Option Agreements). It is agreed between MIIX Group and the Executive that, notwithstanding any provision of the Stock Option Agreements to the contrary, all options subject to the Stock Option Agreements are deemed fully vested as of the Effective Date hereof and may be exercised by the Executive all or in parts (but not for less than a whole share) at any time up to and including March 31, 2007. As of April 1, 2007, any such stock option or portion thereof that remains unexercised shall expire and may no longer be exercised.

Any and all dividends which may be declared prior to the expiration or earlier exercise of the options with respect to the MIIX Group common stock which is the subject of the Stock Option Agreements shall be paid to the Executive.

     6. TRANSFER OF SECURITIES: The Executive acknowledges that certain or all of the securities of the Company which he may currently own or which he may be entitled to receive or purchase pursuant to the benefits set forth herein are subject to restrictions on the transferability thereof as a result of applicable law and the agreements pursuant to which such securities were acquired. The Executive further acknowledges that transactions in the securities of the Company effected by this Agreement will be subject to regulatory reporting requirements on the part of the Company and the Executive.

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     7.     EXECUTIVE'S DUTIES AND OBLIGATIONS:

     (i) The Executive agrees to immediately return to work and to cooperate fully with the Company in the performance of his duties as the Chief Financial Officer at all times up to and including the Termination Date. The Executive agrees to work in cooperation with Company staff and personnel assigned to his area and with the Company's independent auditors and accountants.

     (ii) The Executive agrees to cooperate fully with the Company and any independent firm retained by the Company to conduct a reserve study at all times up to and including the Termination Date.

     (iii) The Executive agrees to take all actions necessary for the completion of the Company's year 2001 audited financial statements by March 31, 2002 and to use his best efforts to meet the Company's financial projections unless otherwise required by generally accepted accounting or actuarial principles.

     (iv) The Executive agrees to cooperate with and participate as a member of a committee designated to search for a candidate to replace him as the Chief Financial Officer after the Termination Date. The Executive further agrees to cooperate in any transition plan initiated by the Company with respect to the appointment of a Chief Financial Officer.

     (v) The Executive agrees that he shall, prior to the Termination Date, take all such actions as are necessary to insure that the Company's staff and personnel with responsibility for financial matters are sufficiently informed of and oriented with the Company's financial status and financial transactions affecting the Company.

     8. TERMINATION WITH CAUSE; PROHIBITED REASONS: The Company agrees that it may not terminate the Executive's employment with cause prior to the Termination Date because of (a) a downgrade in the rating of the Company by A.M. Best or (b) a reserve study that discloses the need for a reserve adjustment based on emerging patterns of loss development.

     9. LITIGATION; INDEMNIFICATION: (i) The Executive agrees to cooperate fully with the Company as a party or witness as reasonably requested by the Company or its counsel in connection with any pending or future litigation, arbitration, adversary proceeding or claim pertaining to events that occurred on or before the Termination Date in which the Company, its affiliates, directors, officers or employees, are involved or interested, including but not limited to giving interviews, reviewing documents, providing deposition or trial testimony and other related activities. The Company will reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in providing such cooperation.

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     (ii)   MIIX Group hereby acknowledges its obligation to indemnify the
Executive as provided by Article VI of its By-Laws for the reasons and causes stated therein and pursuant to the terms thereof.

     10. RESIGNATIONS FROM BOARDS OF DIRECTORS AND OFFICERSHIPS: The Executive agrees, effective with the Termination Date, that he hereby resigns from all of his positions as a member of the Board of Directors and as an officer of the Company and of any of its subsidiaries and/or affiliates and that the Executive shall execute such resignations and any and all further documentation reasonably requested by the Company to evidence such resignations.

     11. ANNOUNCEMENT OF RESIGNATION; PRESS RELEASE: The Parties agree that the Company shall, in its sole discretion, decide on the timing of the announcement, both publicly and within the Company, of the Executive's resignation as Chief Financial Officer and the termination of his employment with the Company. The Company shall draft a press release prior to the time of such announcement generally stating that the Executive is voluntarily terminating his employment with the Company, that an orderly transition plan is being implemented and that the Executive is participating in a search committee to select his replacement, to which the Executive shall consent, such consent not to be unreasonably withheld.

     12. NON-DISCLOSURE BY EXECUTIVE: The Executive agrees that he shall not and is prohibited from disclosing either verbally or in writing to any employee, client, vendor, investor, analyst or rating agency of the Company or to any other person that he will be terminating his employment with the Company prior to the announcement thereof by the Company or that he is unable to fully perform the duties of his position for any reason prior to the Termination Date.

     13. RELEASE BY THE EXECUTIVE: Except for the duties and obligations expressly provided for in this Agreement, the Executive hereby releases and forever discharges the Company from any and all causes of action, claims or demands, known or unknown, up to the date of this Agreement, including (i) those relating to any obligation or liability of the Company to the Executive under the Employment Agreement or the agreements and plans identified on SCHEDULE 1 hereto; ( ii) those relating to his employment with the Company or the termination thereof; (iii) those in tort including, but not limited to, those for wrongful or retaliatory discharge in violation of public policy or defamation; (iv) those in contract, whether express or implied; (v) those under any Company policy, procedure or benefit plan; or (vi) those under any federal, state or local law, including but not limited to Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination and any other federal, state or local law, rule or regulation pertaining to employment, wages,

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

discrimination, retaliation, or any other terms and conditions of employment. The Executive gives up any claim to reinstatement and will not apply for re-employment with the Company.

     14. RELEASE BY THE COMPANY: Except for the duties and obligations expressly provided for in this Agreement, the Company hereby releases and forever discharges the Executive from any and all causes of action, claims or demands, known by its Board or senior executive officers, up to the date of this Agreement.

     15. COMPLETE CONSIDERATION: The Executive acknowledges and agrees that the above-described consideration is the total consideration which the Executive shall receive from the Company and that he is not entitled to any additional payments or consideration of any kind whatsoever under any agreement with the Company or the Company's policies or benefit plans, including those identified on SCHEDULE 1 hereto.

     16. CONFIDENTIALITY/RETURN OF CONFIDENTIAL INFORMATION: The Executive acknowledges and agrees that he continues to be bound by the confidentiality provisions contained in Section 6 of the Employment Agreement, which provide, among other things, that the Executive shall not disclose or use at any time any of the Company's Confidential Information (as defined in the Employment Agreement). The Executive further acknowledges and agrees that he is bound by the provisions of Section 6.2 of the Employment Agreement pursuant to which the Executive immediately shall deliver to the Company as of the Termination Date all documents and materials containing Confidential Information relating to the business or affairs of the Company and all other documents, materials and other property belonging to the Company or its affiliates, or their customers or clients, that are in the possession or under the control of the Executive.

     17. NON-COMPETITION BY EXECUTIVE: (i) The Executive acknowledges the provisions of Section 5 of the Employment Agreement relating to Non-Competition and that, except as otherwise expressly provided in this Agreement, he remains bound by Section 5 of the Employment Agreement. The Parties hereby agree, in lieu and in place of Section 5.2 of the Employment Agreement, that for a period of one (1) year from and after the Termination Date, the Executive shall not, as an employee, consultant or otherwise perform services, directly or indirectly, for or on behalf of the following companies or their affiliates (each, a "Competitor") with respect to medical malpractice, hospital liability and related lines of coverage in the States of New Jersey or Pennsylvania:

               (a)       MLMIC Group/Princeton Insurance Companies

               (b) GE Global Insurance Group/Employers Reinsurance Corporation/The Medical Protective Company

               (c)       American International Group

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               (d)       Chubb Group of Insurance Companies

               (e)       Clarendon Insurance Group

               (f)       Zurich Financial Services Group

               (g)       Pro Mutual Group

               (h) Any significant new entrants into the New Jersey or Pennsylvania medical malpractice, hospital liability or related lines of coverage markets. For purposes of this
                         Section 13(a), significant new entrant shall mean any entity or group with which such entity is affiliated with capital equal to or greater than $100 million.

The Executive will not be considered to have violated this covenant by employment with a Competitor provided that (a) he is not employed within the division of a Competitor that competes with the Company and (b) the competing division or divisions of the Competitor do not represent more than 15% of the revenues of the Competitor.

     (ii) The Executive further agrees not to make any disparaging remarks or negative comments about the Company, its business practices or its personnel matters and not to interfere with the relationship of the Company with its customers or vendors, or request or cause any of the Company's customers or vendors to alter, cancel or terminate any business relationship with the Company.

     (iii) Each Party hereto acknowledges and agrees that the provisions set forth herein are reasonable and properly required for the protection of both Parties. Each Party further acknowledges that any breach of these provisions would expose the other Party to substantial and irreparable loss, and either Party may enforce such provisions as well as this Agreement by injunctive or other equitable relief as necessary.

     18. EXECUTIVE'S BREACH: The Executive agrees that in the event of any breach of any provision of this Agreement by the Executive, including, without limitation, the full performance by the Executive of all duties and obligations hereunder, in addition to any and all other equitable and legal remedies which may be available to it, the Company shall be entitled to withhold any payment or other benefits to be made or provided by it to the Executive under this Agreement, other than a payment relating to stock options under Section 5 of this Agreement to the extent utilized to reduce the Executive's Obligation under the Promissory Notes or a payment to be made to the Executive or his beneficiary under a plan intended to be qualified under section 401(a) of the Internal Revenue Code; provided however, that prior to withholding such payment or benefit, the Company shall give written notice of the breach to the Executive and allow him a reasonable opportunity of two days to cure a breach that is capable of being cured consistent with the purposes of this Agreement.

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The Executive acknowledges that the Company's remedies are a reasonable measure of compensation for breach of this Agreement, and are not punitive in nature.

     19. NO ADMISSION: Each Party acknowledges that nothing contained in this Agreement is intended to constitute an admission on the part of either Party of a violation of any law or of any liability whatsoever. Accordingly, this Agreement shall not be admissible as evidence in any proceeding as an admission, but only in a proceeding to enforce its terms.

     20. FURTHER ACTIONS: Each of the Parties shall use such Party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other Party hereto to carry out and consummate the transactions contemplated by this Agreement.

     21. GOVERNING LAW; ARBITRATION; ATTORNEYS FEES: This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of law principles thereof. Except in the event of a breach or threat of breach of either of Sections 16 or 17 hereof, any controversy or claim arising out of or relating, directly or indirectly, to this Agreement or the breach thereof shall be finally and conclusively settled by arbitration in New Jersey in accordance with the Employment Arbitration Rules of the American Arbitration Association then in force, and judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party in any arbitration or legal proceeding brought to enforce or involving a claim of breach of this Agreement shall be entitled to an award of reasonable attorneys fees incurred in such proceeding.

     22. SEVERABILITY: Should any provisions of this Agreement be held to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of any such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

     23. ENTIRE AGREEMENT: This Agreement contains the complete understanding between the Company and Executive, and no other promises or agreements shall be binding unless in writing and signed by such Parties.

     24. COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original and all of which taken together shall constitute one and the same instrument.

     THE EXECUTIVE ACKNOWLEDGES THAT (I) HE HAS REVIEWED THIS AGREEMENT AND THE RELEASE CONTAINED IN IT AND HAS BEEN ADVISED TO SEEK THE ADVICE AND ASSISTANCE OF COUNSEL; ( II) HE HAS HAD TWENTY-ONE (21) DAYS TO INDICATE HIS DECISION TO ACCEPT THE PAYMENTS AND OTHER BENEFITS PROVIDED FOR IN THIS AGREEMENT, OR TO REJECT THE OFFERED PAYMENTS AND BENEFITS BY NOT SIGNING THIS AGREEMENT; AND
(III) HE HAS HAD SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO CHANGE HIS MIND AND REVOKE THIS AGREEMENT. THIS AGREEMENT AND THE RELEASE IN IT BECOME EFFECTIVE SEVEN (7) DAYS AFTER THE EXECUTIVE HAS SIGNED IT (THAT IS, THE

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AGREEMENT'S "EFFECTIVE DATE") IF THE EXECUTIVE HAS NOT EXERCISED HIS RIGHT
DURING THAT TIME PERIOD TO REVOKE THE AGREEMENT.

     BY SIGNING BELOW, THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT, ENTER INTO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND OF THEIR OWN FREE WILL, UNDERSTAND ITS TERMS AND SIGNIFICANCE AND INTEND TO ABIDE BY ITS PROVISIONS WITHOUT EXCEPTION.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date indicated opposite their respective names.

Date:

-----------------                          -----------------------------------
                                           THOMAS M. REDMAN


                                           THE MIIX GROUP, INCORPORATED
Date:

                                           By:
-----------------                             --------------------------------
                                           Name:
                                           Title:


                                           NEW JERSEY STATE MEDICAL
                                           UNDER-WRITERS, INC.
Date:

                                           By:
-----------------                             --------------------------------
                                           Name:
                                           Title:



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                                   SCHEDULE 1

                              PLANS AND AGREEMENTS

1.   New Jersey State Medical Underwriters, Inc. Pension Plan

2.   New Jersey State Medical Underwriters, Inc. 401K Plan

3.   New Jersey State Medical Underwriters, Inc. Deferred Compensation Plan

4.   New Jersey State Medical Underwriters, Inc. Paid Time Off Plan

5.   The MIIX Group, Incorporated Bonus Incentive Plan

6. The MIIX Group, Incorporated 1998 Long Term Incentive Equity Plan, as amended

7.   Stock Purchase and Loan Agreement and Promissory Note, dated July 29, 1999

8.   Stock Purchase and Loan Agreement and Promissory Note, dated December 15,
     1999

9.   Non-Qualified Stock Option Agreement No. 4, effective July 29, 1999

10.  Non-Qualified Stock Option Agreement No. 80, effective December 15, 1999

11.  Non-Qualified Stock Option Agreement No. 312, effective March 7, 2001






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